Exhibit 99.1
FOR IMMEDIATE RELEASE

Cardinal Health Reports First Quarter Fiscal Year 2026 Results and Raises Outlook

•Revenue increased 22% to $64 billion
•GAAP1 operating earnings increased 18% to $668 million; GAAP diluted EPS increased 11% to $1.88
•Non-GAAP operating earnings increased 37% to $857 million, driven by segment profit growth across all five of the company's operating segments; non-GAAP diluted EPS increased 36% to $2.55
•Cardinal Health raises fiscal year 2026 non-GAAP EPS guidance2 to $9.65 to $9.85 and fiscal year 2026 non-GAAP adjusted free cash flow outlook to $3.0 to $3.5 billion
•Cardinal Health anticipates completing the acquisition of Solaris Health in early November

DUBLIN, Ohio, October 30, 2025 - Cardinal Health (NYSE: CAH) today reported first quarter fiscal year 2026 revenues of $64 billion, an increase of 22% from the first quarter of fiscal year 2025. First quarter GAAP operating earnings increased 18% to $668 million and GAAP diluted earnings per share (EPS) increased 11% to $1.88. First quarter non-GAAP operating earnings increased 37% to $857 million, driven by segment profit growth across all five of the company's operating segments. Non-GAAP diluted EPS increased 36% to $2.55, reflecting the increase in non-GAAP operating earnings, a lower share count and a lower effective tax rate, partially offset by an increase in interest and other expense due to financing costs related to announced acquisitions.

“We are pleased with our strong broad-based operational and financial performance to begin fiscal 2026,” said Jason Hollar, CEO of Cardinal Health. “This outstanding first quarter reflects our focused execution across each of our operating segments and provides a solid foundation as we carry forward. As a result, we are raising our fiscal 2026 outlook.”

Q1 FY26 summary

	Q1 FY26	Q1 FY25	Y/Y
Revenue	$64.0 billion	$52.3 billion	22%
Operating earnings	$668 million	$568 million	18%
Non-GAAP operating earnings	$857 million	$625 million	37%
Net earnings attributable to Cardinal Health, Inc.	$450 million	$416 million	8%
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$611 million	$460 million	33%
Effective Tax Rate	24.1%	23.0%
Non-GAAP Effective Tax Rate	21.9%	23.0%
Diluted EPS attributable to Cardinal Health, Inc.	$1.88	$1.70	11%
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$2.55	$1.88	36%

Cardinal Health

Segment results

Pharmaceutical and Specialty Solutions segment

	Q1 FY26	Q1 FY25	Y/Y
Revenue	$59.2 billion	$48.0 billion	23%
Segment profit	$667 million	$530 million	26%
First quarter revenue for the Pharmaceutical and Specialty Solutions segment increased 23% to $59.2 billion, driven by brand and specialty pharmaceutical sales growth from existing and new customers.

Pharmaceutical and Specialty Solutions segment profit increased 26% to $667 million in the first quarter, driven by contributions from brand and specialty products, the acquisition of MSO platforms and positive generics program performance.

Global Medical Products and Distribution segment

	Q1 FY26	Q1 FY25	Y/Y
Revenue	$3.2 billion	$3.1 billion	2%
Segment profit	$46 million	$8 million	N.M.
First quarter revenue for the Global Medical Products and Distribution segment increased 2% to $3.2 billion, driven by volume growth from existing customers.

Global Medical Products and Distribution segment profit increased by $38 million to $46 million in the first quarter, primarily driven by growth from existing customers.

Other3

	Q1 FY26	Q1 FY25	Y/Y
Revenue	$1.6 billion	$1.2 billion	38%
Segment profit	$166 million	$104 million	60%
First quarter revenue for Other increased 38% to $1.6 billion, driven by growth across the three operating segments: at-Home Solutions (including the acquisition of Advanced Diabetes Supply), Nuclear and Precision Health Solutions and OptiFreight Logistics.

Other segment profit increased 60% to $166 million in the first quarter, driven by growth across the three operating segments: at-Home Solutions (including the acquisition of Advanced Diabetes Supply), OptiFreight Logistics, and Nuclear and Precision Health Solutions.

Cardinal Health

Fiscal year 2026 outlook2

Cardinal Health is raising its guidance for non-GAAP diluted EPS attributable to Cardinal Health, Inc. to a range of $9.65 to $9.85 (+17% to +20% growth). This $0.35 increase from the prior range of $9.30 to $9.50 takes into account the company’s strong first quarter performance and expected contributions from the acquisition of Solaris Health, which the company anticipates completing in early November. The company is also raising its expectations for adjusted free cash flow to $3.0 billion to $3.5 billion, from a prior range of $2.75 billion to $3.25 billion.

This updated guidance reflects increased expectations at the segment level:

•Pharmaceutical and Specialty Solutions segment profit growth raised to 16% to 19%, from the prior range of 11% to 13%
•Other segment profit growth raised to 29% to 31%, from the prior range of 25% to 27%

The company is also updating the following assumptions for the fiscal year:

•Interest and other expense of ~$325 million, from a prior outlook of ~$275 million, reflecting financing costs for the Solaris Health acquisition
•Diluted weighted average shares outstanding of ~238 million, from a prior range of 238 million to 240 million
•Capital expenditures of $600 million to $650 million, from a prior outlook of ~$600 million

Recent highlights
•Cardinal Health’s Sonexus Access and Patient Support business successfully onboarded manufacturer hub programs, representing over 30 new specialty therapies launched in Q1 at Sonexus, underpinning growth expectations of over 30% in fiscal year 2026 for the company’s BioPharma Solutions business
•Cardinal Health announced the location of its new flagship Pharmaceutical and Specialty Solutions forward distribution center in Indianapolis, Indiana to support the ongoing growth of the business. This 230,000 square foot facility is expected to be fully operational by Fall 2027 and will feature the latest automation and technology advancements to deliver even greater efficiency, quality and service
•Cardinal Health announced the opening of its state-of-the-art Consumer Health Logistics Center, its centralized hub for over-the-counter medications, treatments and diagnostic solutions
•Cardinal Health unveiled its newest at-Home Solutions distribution center in Fort Worth, Texas and announced that it will break ground this fiscal year on its next distribution center in Sacramento, California, which is expected to be fully operational in Summer 2027
•Cardinal Health initiated a $375 million accelerated share repurchase program in the first quarter of fiscal year 2026

Webcast
Cardinal Health will host a webcast today at 8:30 a.m. ET to discuss first quarter results. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required.

Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.

Cardinal Health

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals and specialty products; a global manufacturer and distributor of medical and laboratory products; a supplier of home-health and direct-to-patient products and services; an operator of nuclear pharmacies and manufacturing facilities; and a provider of performance and data solutions. Our company’s customer-centric focus drives continuous improvement and leads to innovative solutions that improve people’s lives every day. Learn more about Cardinal Health at cardinalhealth.com and in our Newsroom.

Contacts
Media: Erich Timmerman, Erich.Timmerman@cardinalhealth.com and 614.757.8231
Investors: Matt Sims, Matt.Sims@cardinalhealth.com and 614.553.3661

1GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP. See "Use of Non-GAAP Measures" following the attached schedules for definitions of the non-GAAP financial measures presented in this news release and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.
2The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See "Use of Non-GAAP Measures" following the attached schedules for additional explanation.
3Other includes the following three operating segments: Nuclear and Precision Health Solutions (NPHS), at-Home Solutions and OptiFreight Logistics, which are not significant enough individually to require reportable segment disclosure.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investor Relations page at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive email alerts when the company posts news releases, SEC filings and certain other information on its website.

Cautions Concerning Forward-Looking Statements
This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include our ability to manage uncertainties associated with the pricing of branded pharmaceuticals, including as a result of legislative or executive actions; the risk that we may fail to achieve our strategic objectives, including the continued execution of the GMPD Improvement Plan initiatives, whether as a result of tariffs on products we source or manufacture, an uncertain global economic environment, Cardinal Health Brand sales or ongoing inflationary pressures; competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts, whether due to price increases or otherwise; risks associated with litigation matters, including a Department of Justice investigation focused on potential violations of the Anti-Kickback Statute and False Claims Act; the risk that events outside of our control, such as weather or geopolitical events, may impact demand for our products or may cause supply shortages that impact our cost

Cardinal Health

and ability to fulfill customer demand; the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs; risks associated with recently completed and pending acquisitions, including risks arising as a result from our entry into new lines of businesses. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8K reports and exhibits to those reports. This release reflects management’s views as of October 30, 2025. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed. Cardinal Health provides definitions and reconciliations of non-GAAP financial measures and their most directly comparable GAAP financial measures at ir.cardinalhealth.com

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	First Quarter
(in millions, except per common share amounts)	2026	2025	% Change
Revenue	$64,009	$52,277	22%
Cost of products sold	61,690	50,375	22%
Gross margin	2,319	1,902	22%

Operating expenses:
Distribution, selling, general and administrative expenses	1,461	1,277	14%
Restructuring and employee severance	20	24
Amortization and other acquisition-related costs	104	74
Acquisition-related cash and share-based compensation costs	64	—
Impairments and (gain)/loss on disposal of assets, net	2	(1)
Litigation (recoveries)/charges, net	—	(40)
Operating earnings	668	568	18%

Other (income)/expense, net	(10)	(5)
Interest expense, net	80	32	N.M.
Earnings before income taxes	598	541	11%

Provision for income taxes	144	124	16%
Net earnings	454	417	9%

Less: Net earnings attributable to noncontrolling interests	(4)	(1)
Net earnings attributable to Cardinal Health, Inc.	$450	$416	8%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$1.89	$1.71	11%
Diluted	1.88	1.70	11%

Weighted-average number of common shares outstanding:
Basic	238	243
Diluted	239	245

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	September 30, 2025	June 30, 2025
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$4,593	$3,874
Trade receivables, net	13,770	13,242
Inventories, net	17,559	16,831
Prepaid expenses and other	2,602	2,414
Assets held for sale	13	12
Total current assets	38,537	36,373

Property and equipment, net	2,831	2,858
Goodwill and other intangibles, net	12,110	12,177
Other assets	1,750	1,714
Total assets	$55,228	$53,122

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$36,860	$34,713
Current portion of long-term obligations and other short-term borrowings	52	550
Other accrued liabilities	3,356	3,634
Total current liabilities	40,268	38,897

Long-term obligations, less current portion	8,980	7,977
Deferred income taxes and other liabilities	8,711	8,882

Total shareholders’ deficit	(2,731)	(2,634)
Total liabilities and shareholders’ deficit	$55,228	$53,122

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	First Quarter
(in millions)	2026	2025
Cash flows from operating activities:
Net earnings	$454	$417

Adjustments to reconcile net earnings to net cash provided by/(used in) operating activities:
Depreciation and amortization	233	182
Impairments and loss on sale of other investments	5	1
Impairments and (gain)/loss on disposal of assets, net	2	(1)
Share-based compensation	93	30
Provision for bad debts	13	16
Change in operating assets and liabilities, net of effects from acquisitions and divestitures:
(Increase)/decrease in trade receivables	(539)	288
Increase in inventories	(736)	(678)
Increase/(decrease) in accounts payable	2,147	(1,394)
Other accrued liabilities and operating items, net	(699)	(508)
Net cash provided by/(used in) operating activities	973	(1,647)

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(41)	—
Additions to property and equipment	(108)	(90)
Other investing items, net	7	2
Net cash used in investing activities	(142)	(88)

Cash flows from financing activities:
Proceeds from long-term obligations, net of issuance costs	989	—
Reduction of long-term obligations	(512)	(9)
Purchases/(payments) of noncontrolling interests, net	(3)	—
Net tax withholdings from share-based compensation	(80)	(28)
Dividends on common shares	(129)	(128)
Purchase of treasury shares	(375)	(375)
Net cash used in financing activities	(110)	(540)

Effect of exchange rates changes on cash and equivalents	(2)	9

Net increase/(decrease) in cash and equivalents	719	(2,266)
Cash and equivalents at beginning of period	3,874	5,133
Cash and equivalents at end of period	$4,593	$2,867

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Segment Information

	First Quarter

	Pharmaceutical and Specialty Solutions		Global Medical Products and Distribution		Other
(in millions)	2026	2025	2026	2025	2026	2025
Revenue
Amount	$59,205	$47,990	$3,184	$3,123	$1,641	$1,186
Growth rate	23%	(5)%	2%	3%	38%	13%

Segment profit
Amount	$667	$530	$46	$8	$166	$104
Growth rate	26%	16%	N.M.	N.M.	60%	8%
Segment profit margin	1.13%	1.10%	1.44%	0.26%	10.12%	8.77%

The sum of the components and certain computations may reflect rounding adjustments.

Schedule 5
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

									Net
									Earnings
		Gross				Operating	Earnings		Attributable		Net			Diluted
		Margin		SG&A2		Earnings	Before	Provision for	to Non-		Earnings[3]	Effective		EPS[3]
(in millions, except per common share amounts)	Gross	Growth		Growth	Operating	Growth	Income	Income	Controlling	Net	Growth	Tax	Diluted	Growth
	Margin	Rate	SG&A2	Rate	Earnings	Rate	Taxes	Taxes	Interests	Earnings[3]	Rate	Rate	EPS[3]	Rate
	First Quarter 2026
GAAP	$2,319	22%	$1,461	14%	$668	18%	$598	$144	$(4)	$450	8%	24.1%	$1.88	11%
Restructuring and employee severance	—		—		20		20	5		15			0.06
Amortization and other acquisition-related costs	—		—		104		104	30		74			0.31
Acquisition-related cash & share-based compensation costs	—		—		64		64	1		63			0.26
Impairments and (gain)/loss on disposal of assets, net	—		—		2		2	1		1			—
Litigation (recoveries)/charges, net	—		—		—		—	(8)		8			0.03
Non-GAAP	$2,318	22%	$1,461	14%	$857	37%	$788	$173	$(4)	$611	33%	21.9%	$2.55	36%
	First Quarter 2025
GAAP	$1,902	9%	$1,277	8%	$568	N.M.	$541	$124	$(1)	$416	N.M.	23.0%	$1.70	N.M.
Restructuring and employee severance	—		—		24		24	6		18			0.07
Amortization and other acquisition-related costs	—		—		74		74	20		54			0.22
Impairments and (gain)/loss on disposal of assets, net	—		—		(1)		(1)	—		(1)			—
Litigation (recoveries)/charges, net	—		—		(40)		(40)	(12)		(28)			(0.11)
Non-GAAP	$1,902	9%	$1,277	8%	$625	12%	$598	$138	$(1)	$460	7%	23.0%	$1.88	9%
1 For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2 Distribution, selling, general and administrative expenses.
3 Attributable to Cardinal Health, Inc.
The sum of the components and certain computations may reflect rounding adjustments.
We generally apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation - GAAP Cash Flow to Non-GAAP Adjusted Free Cash Flow

	First Quarter
(in millions)	2026	2025
GAAP - Cash Flow Categories
Net cash provided by/(used in) operating activities	$973	$(1,647)
Net cash used in investing activities	(142)	(88)
Net cash used in financing activities	(110)	(540)
Effect of exchange rates changes on cash and equivalents	(2)	9
Net increase/(decrease) in cash and equivalents	$719	$(2,266)

Non-GAAP Adjusted Free Cash Flow
Net cash provided by/(used in) operating activities	$973	$(1,647)
Additions to property and equipment	(108)	(90)
Payments related to matters included in litigation (recoveries)/charges, net	404	376
Non-GAAP adjusted free cash flow	$1,269	$(1,361)
For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP").
In addition to analyzing our business based on financial information prepared in accordance with GAAP, we use these non-GAAP financial measures internally to evaluate our performance, engage in financial and operational planning, and determine incentive compensation because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors. However, the non-GAAP financial measures that we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth below should be carefully evaluated.
Exclusions from Non-GAAP Financial Measures
Management believes it is useful to exclude the following items from the non-GAAP measures presented in this report for its own and for investors’ assessment of the business for the reasons identified below:
•LIFO charges and credits are excluded because the factors that drive last-in first-out ("LIFO") inventory charges or credits, such as pharmaceutical manufacturer price appreciation or deflation and year-end inventory levels (which can be meaningfully influenced by customer buying behavior immediately preceding our fiscal year-end), are largely out of our control and cannot be accurately predicted. The exclusion of LIFO charges and credits from non-GAAP metrics facilitates comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. We did not recognize any LIFO charges or credits during the periods presented.
•State opioid assessments related to prior fiscal years is the portion of state assessments for prescription opioid medications that were sold or distributed in periods prior to the period in which the expense is incurred. This portion is excluded from non-GAAP financial measures because it is retrospectively applied to sales in prior fiscal years and inclusion would obscure analysis of the current fiscal year results of our underlying, ongoing business. Additionally, while states' laws may require us to make payments on an ongoing basis, the portion of the assessment related to sales in prior periods are contemplated to be one-time, nonrecurring items. Income from state opioid assessments related to prior fiscal years represents reversals of accruals due to changes in estimates or when the underlying assessments were invalidated by a Court or reimbursed by manufacturers.
•Restructuring and employee severance costs are excluded because they are not part of the ongoing operations of our underlying business and include, but are not limited to, costs related to divestitures, closing and consolidating facilities, changing the way we manufacture or distribute our products, moving manufacturing of a product to another location, changes in production or business process outsourcing or insourcing, employee severance, and realigning operations.
•Amortization and other acquisition-related costs, which include transaction costs, integration costs, and changes in the fair value of contingent consideration obligations, are excluded because they are not part of the ongoing operations of our underlying business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies' financial results. Additionally, costs for amortization of acquisition-related intangible assets and amortization as a result of basis differences in equity method investments are non-cash amounts, which are variable in amount and frequency and are significantly impacted by the timing and size of acquisitions, so their exclusion facilitates comparison of historical, current, and forecasted financial results. We also exclude other acquisition-related costs, which are directly related to an acquisition but do not meet the criteria to be recognized on the acquired entity’s initial balance sheet as part of the purchase price allocation. These costs are also significantly impacted by the timing, complexity, and size of acquisitions.
•Acquisition-related cash and share-based compensation costs are incurred in connection with contingent cash payments or the issuance of share-based payment awards, which include service requirements, as a part of certain physician practice acquisitions. These costs include fair value adjustments for liability-classified awards. These costs are excluded because they are unrelated to the underlying operating results of our business and to facilitate comparison of our current financial results to our historical financial results and to our peer group companies’ financial results. In addition, the magnitude of these expenses is significantly impacted by the timing and size of the acquisitions of physician practices.
•Impairments and gain or loss on disposal of assets, net are excluded because they do not occur in or reflect the ordinary course of our ongoing business operations and are inherently unpredictable in timing and amount, and in the case of impairments, are non-cash amounts, so their exclusion facilitates comparison of historical, current, and forecasted financial results.
•Litigation recoveries or charges, net are excluded because they often relate to events that may have occurred in prior or multiple periods, do not occur in or reflect the ordinary course of our business and are inherently unpredictable in timing and amount.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded. The gross, tax and net impact of each item are presented with our GAAP to non-GAAP reconciliations.

Non-GAAP adjusted free cash flow: We provide this non-GAAP financial measure as a supplemental metric to assist readers in assessing the effects of items and events on our cash flow on a year-over-year basis and in comparing our performance to that of our peer group companies. In calculating this non-GAAP metric, certain items are excluded from net cash provided by operating activities because they relate to significant and unusual or non-recurring events and are inherently unpredictable in timing and amount. We believe adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, debt repayments, dividend payments, share repurchases, strategic acquisitions, or other strategic uses of cash. A reconciliation of our GAAP financial results to Non-GAAP adjusted free cash flow is provided in Schedule 6 of the financial statement tables included with this release.

Forward Looking Non-GAAP Measures
In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.
The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s fiscal 2026 GAAP results. Over the past five fiscal years, the excluded items have impacted the Company’s EPS from $1.79 to $8.44, which includes a $6.79 charge related to the goodwill impairment charge for the GMPD segment in fiscal 2022.

Definitions
Growth rate calculation: growth rates in this report are determined by dividing the difference between current-period results and prior-period results by prior-period results.
Interest and Other, net: other (income)/expense, net plus interest expense, net.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general, and administrative expenses).
Segment Profit margin: segment profit divided by segment revenue.
Non-GAAP gross margin: gross margin, excluding LIFO charges/(credits).
Non-GAAP distribution, selling, general and administrative expenses or Non-GAAP SG&A: distribution, selling, general and administrative expenses, excluding state opioid assessment related to prior fiscal years and shareholder cooperation agreement costs.
Non-GAAP operating earnings: operating earnings excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net.
Non-GAAP earnings before income taxes: earnings before income taxes excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net.
Non-GAAP net earnings attributable to non-controlling interests: net earnings attributable to non-controlling interests excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net, each net of tax.
Non-GAAP net earnings attributable to Cardinal Health, Inc.: net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net, each net of tax.
Non-GAAP effective tax rate: provision for income taxes adjusted for the tax impacts of (1) LIFO charges/(credits), (2) state opioid assessment related to prior fiscal years, (3) restructuring and employee severance, (4) amortization and other acquisition-related costs, (5) acquisition-related cash and share-based compensation costs, (6) impairments and (gain)/loss on disposal of assets, net, and (7) litigation (recoveries)/charges, net, divided by (earnings before income taxes adjusted for the items above).
Non-GAAP diluted earnings per share attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.
Non-GAAP adjusted free cash flow: net cash provided by operating activities less payments related to additions to property and equipment, excluding settlement payments and receipts related to matters included in litigation (recoveries)/charges, net, as defined above, or other significant and unusual or non-recurring cash payments or receipts.